Exhibit Number
99.1

Investor Contact:	Kevin Hammons
Director and
Chief Executive Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES THIRD QUARTER

ENDED SEPTEMBER 30, 2026 RESULTS

FRANKLIN, Tenn. (October 28, 2026) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2026.

The following highlights the financial and operating results for the three months ended September 30, 2026.

•
Net operating revenues totaled $2.757 billion.
•
Net loss attributable to Community Health Systems, Inc. stockholders was $(86) million, or $(0.63) per share (diluted), compared to net income of $130 million, or $0.96 per share (diluted), for the same period in 2025. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.48) per share (diluted), compared to net income of $1.27 per share (diluted) for the same period in 2025.
•
Adjusted EBITDA was $280 million.
•
Net cash provided by operating activities was $155 million for the three months ended September 30, 2026, compared to $70 million for the same period in 2025.
•
On a same-store basis, admissions increased 2.2 percent and adjusted admissions increased 3.6 percent, compared to the same period in 2025.

Commenting on the results, Kevin J. Hammons, chief executive officer of Community Health Systems, Inc., said, “We are pleased to make continued progress on our strategic initiatives around quality outcomes, patient satisfaction, physician experience, and employee satisfaction and remain confident these investments will lead to improved financial performance. While volume trends and cash flow improved sequentially in the third quarter, payor mix and acuity did not develop as expected due to the challenging macro environment, negatively impacting financial results for the third quarter and our expectations for the remainder of the year.”

Three Months Ended September 30, 2026

Net operating revenues for the three months ended September 30, 2026, totaled $2.757 billion, a 10.7 percent decrease compared to $3.087 billion for the same period in 2025. On a same-store basis, net operating revenues increased 3.8 percent for the three months ended September 30, 2026, compared to the same period in 2025. Net operating revenues for the three months ended September 30, 2026, reflect a 12.3 percent decrease in admissions and an 11.9 percent decrease in adjusted admissions, compared to the same period in 2025. On a same-store basis, admissions increased 2.2 percent and adjusted admissions increased 3.6 percent for the three months ended September 30, 2026, compared to the same period in 2025.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

Net loss attributable to Community Health Systems, Inc. stockholders was $(86) million, or $(0.63) per share (diluted), for the three months ended September 30, 2026, compared to net income of $130 million, or $0.96 per share (diluted), for the same period in 2025. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.48) per share (diluted) for the three months ended September 30, 2026, compared to net income of $1.27 per share (diluted) for the same period in 2025.

Adjusted EBITDA for the three months ended September 30, 2026, was $280 million compared to $376 million for the same period in 2025.

The difference in the amount of net loss attributable to Community Health Systems, Inc. stockholders for the three months ended September 30, 2026, compared to the amount of net income for the same period in 2025, was primarily due to a decrease in the benefit from income taxes and the factors that contributed to a decrease in Adjusted EBITDA as noted below, partially offset by a period-over-period change in loss from early extinguishment of debt and lower interest expense. The decrease in Adjusted EBITDA for the three months ended September 30, 2026, compared to the same period in 2025, is primarily attributable to divestitures, an unfavorable change in payor mix, a decline in non-patient revenue, resulting primarily from the receipt of $28 million for the settlement of a legal matter during the three months ended September 30, 2025, and higher medical specialist fees and supplemental reimbursement program expense, partially offset by increased volumes and reimbursement rates.

Nine Months Ended September 30, 2026

Net operating revenues for the nine months ended September 30, 2026, totaled $8.547 billion, an 8.9 percent decrease compared to $9.379 billion for the same period in 2025. On a same-store basis, net operating revenues increased 2.9 percent for the nine months ended September 30, 2026, compared to the same period in 2025. Net operating revenues for the nine months ended September 30, 2026, reflect an 11.5 percent decrease in admissions and an 11.4 percent decrease in adjusted admissions, compared to the same period in 2025. On a same-store basis, admissions increased 0.7 percent and adjusted admissions increased 1.9 percent for the nine months ended September 30, 2026, compared to the same period in 2025.

Net loss attributable to Community Health Systems, Inc. stockholders was $(74) million, or $(0.55) per share (diluted), for the nine months ended September 30, 2026, compared to net income of $399 million, or $2.97 per share (diluted), for the same period in 2025. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(1.15) per share (diluted) for the nine months ended September 30, 2026, compared to net income of $1.20 per share (diluted) for the same period in 2025.

Adjusted EBITDA for the nine months ended September 30, 2026, was $918 million compared to $1.131 billion for the same period in 2025.

The difference in the amount of net loss attributable to Community Health Systems, Inc. stockholders for the nine months ended September 30, 2026, compared to the amount of net income for the same period in 2025, was primarily due to a period-over-period change in loss (gain) from early extinguishment of debt, an increase in the provision for (benefit from) income taxes and the factors that contributed to a decrease in Adjusted EBITDA as noted below, partially offset by lower interest expense. The decrease in Adjusted EBITDA for the nine months ended September 30, 2026, compared to the same period in 2025, is primarily attributable to divestitures, an unfavorable change in payor mix and higher medical specialist fees, partially offset by increased reimbursement rates, a higher net benefit from supplemental reimbursement programs, and lower contract labor expense.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

Other

During 2026, through the date of this press release, the Company has divested (i) its 80 percent ownership interest in one hospital, which was completed on February 1, 2026, and (ii) nine other hospitals (three of which were completed effective February 1, 2026, one of which was completed effective April 1, 2026, four of which were completed effective June 1, 2026, and one of which was completed effective October 1, 2026).

Financial and statistical data presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to September 30, 2026.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net (loss) income attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 16 and 17 of this press release are tables setting forth the Company’s 2026 updated annual earnings guidance. The 2026 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time as more specifically discussed below.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 32 distinct markets across 12 states. As of October 28, 2026, the Company’s subsidiaries own or lease 59 affiliated hospitals with more than 8,000 beds and operate more than 800 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters is located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, October 29, 2026, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2026. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Presentations and Webcasts link of the Company’s Investor Relations website at www.chs.net/investor-relations. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net operating revenues	$2,757	$3,087	$8,547	$9,379
Net (loss) income (f)	(50)	171	28	516
Net (loss) income attributable to Community Health Systems, Inc. stockholders	(86)	130	(74)	399
Adjusted EBITDA (c)	280	376	918	1,131
Net cash provided by (used in) operating activities	155	70	(55)	277

(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.63)	$0.97	$(0.55)	$2.99
Diluted (e), (f)	(0.63)	0.96	(0.55)	2.97

Weighted-average number of shares outstanding (d):
Basic	136	134	135	133
Diluted	136	135	135	135

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of (Loss) Income (a)(b)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2026		2025
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$2,757	100.0%	$3,087	100.0%
Operating expenses:
Salaries and benefits	1,213	44.1%	1,356	43.9%
Supplies	407	14.8%	460	14.9%
Other operating expenses	809	29.3%	832	26.9%
Lease cost and rent	62	2.2%	67	2.2%
Depreciation and amortization	106	3.8%	108	3.5%
Impairment and (gain) loss on sale of businesses, net (f)	14	0.5%	21	0.7%
Total operating expenses	2,611	94.7%	2,844	92.1%
Income from operations (f)	146	5.3%	243	7.9%
Interest expense, net	201	7.3%	216	7.0%
Loss from early extinguishment of debt	-	-%	33	1.1%
Equity in earnings of unconsolidated affiliates	(2)	(0.1)%	(4)	(0.1)%
Loss before income taxes	(53)	(1.9)%	(2)	(0.1)%
Benefit from income taxes	(3)	(0.1)%	(173)	(5.6)%
Net (loss) income (f)	(50)	(1.8)%	171	5.5%
Less: Net income attributable to noncontrolling interests	36	1.3%	41	1.3%
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(86)	(3.1)%	$130	4.2%
(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.63)		$0.97
Diluted (e), (f)	$(0.63)		$0.96
Weighted-average number of shares outstanding (d):
Basic	136		134
Diluted	136		135

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2026		2025
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$8,547	100.0%	$9,379	100.0%
Operating expenses:
Salaries and benefits	3,771	44.2%	4,056	43.2%
Supplies	1,249	14.6%	1,418	15.1%
Other operating expenses	2,437	28.5%	2,583	27.6%
Lease cost and rent	195	2.3%	209	2.2%
Depreciation and amortization	328	3.8%	317	3.4%
Impairment and (gain) loss on sale of businesses, net (f)	(248)	(2.9)%	(242)	(2.6)%
Total operating expenses	7,732	90.5%	8,341	88.9%
Income from operations (f)	815	9.5%	1,038	11.1%
Interest expense, net	620	7.3%	649	6.9%
Loss (gain) from early extinguishment of debt	12	0.1%	(105)	(1.1)%
Equity in earnings of unconsolidated affiliates	(8)	(0.1)%	(9)	(0.1)%
Income before income taxes	191	2.2%	503	5.4%
Provision for (benefit from) income taxes	163	1.9%	(13)	(0.1)%
Net income (f)	28	0.3%	516	5.5%
Less: Net income attributable to noncontrolling interests	102	1.2%	117	1.2%
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(74)	(0.9)%	$399	4.3%
(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.55)		$2.99
Diluted (e), (f)	$(0.55)		$2.97
Weighted-average number of shares outstanding (d):
Basic	135		133
Diluted	135		135

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net (loss) income	$(50)	$171	$28	$516
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	(7)	1	(9)	5
Other comprehensive (loss) income	(7)	1	(9)	5
Comprehensive (loss) income	(57)	172	19	521
Less: Comprehensive income attributable to noncontrolling interests	36	41	102	117
Comprehensive (loss) income attributable to Community Health Systems, Inc. stockholders	$(93)	$131	$(83)	$404

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30,
	Consolidated			Same-Store
	2026	2025	% Change	2026	2025	% Change
Number of hospitals (at end of period)	60	70		60	60
Licensed beds (at end of period)	8,872	10,478		8,872	8,844
Beds in service (at end of period)	7,674	8,983		7,674	7,646
Admissions	85,591	97,648	-12.3%	85,591	83,708	2.2%
Adjusted admissions	195,677	222,159	-11.9%	195,694	188,929	3.6%
Patient days	360,711	411,105		360,711	354,382
Average length of stay (days)	4.2	4.2		4.2	4.2
Occupancy rate (average beds in service)	51.1%	49.7%		51.1%	50.4%
Net operating revenues	$2,757	$3,087	-10.7%	$2,750	$2,650	3.8%
Net inpatient revenues as a % of net operating revenues	47.8%	47.5%		47.8%	47.6%
Net outpatient revenues as a % of net operating revenues	52.2%	52.5%		52.2%	52.4%
Income from operations (f)	$146	$243	-39.9%
Income from operations as a % of net operating revenues	5.3%	7.9%
Depreciation and amortization	$106	$108
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(86)	$130	-166.2%
Net (loss) income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-3.1%	4.2%
Adjusted EBITDA (c)	$280	$376	-25.5%
Adjusted EBITDA as a % of net operating revenues	10.2%	12.2%
Net cash provided by operating activities	$155	$70	121.4%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30,
	Consolidated			Same-Store
	2026	2025	% Change	2026	2025	% Change
Number of hospitals (at end of period)	60	70		60	60
Licensed beds (at end of period)	8,872	10,478		8,872	8,844
Beds in service (at end of period)	7,674	8,983		7,674	7,646
Admissions	266,828	301,487	-11.5%	254,691	252,824	0.7%
Adjusted admissions	598,982	675,915	-11.4%	572,516	561,806	1.9%
Patient days	1,136,465	1,294,824		1,084,410	1,093,871
Average length of stay (days)	4.3	4.3		4.3	4.3
Occupancy rate (average beds in service)	54.2%	52.8%		51.8%	52.4%
Net operating revenues	$8,547	$9,379	-8.9%	$8,190	$7,956	2.9%
Net inpatient revenues as a % of net operating revenues	48.6%	48.3%		48.6%	48.5%
Net outpatient revenues as a % of net operating revenues	51.4%	51.7%		51.4%	51.5%
Income from operations (f)	$815	$1,038	-21.5%
Income from operations as a % of net operating revenues	9.5%	11.1%
Depreciation and amortization	$328	$317
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(74)	$399	-118.5%
Net (loss) income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-0.9%	4.3%
Adjusted EBITDA (c)	$918	$1,131	-18.8%
Adjusted EBITDA as a % of net operating revenues	10.7%	12.1%
Net cash (used in) provided by operating activities	$(55)	$277	-119.9%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$155	$260
Patient accounts receivable	2,102	2,077
Supplies	268	322
Prepaid income taxes	-	13
Prepaid expenses	185	181
Other current assets	289	381
Total current assets	2,999	3,234
Property and equipment	8,170	8,912
Less accumulated depreciation and amortization	(3,934)	(4,409)
Property and equipment, net	4,236	4,503
Goodwill	3,233	3,316
Deferred income taxes	36	50
Other assets, net	1,604	2,101
Total assets	$12,108	$13,204

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$18	$16
Current operating lease liabilities	100	110
Accounts payable	831	842
Income tax payable	55	-
Accrued liabilities:
Employee compensation	431	569
Accrued interest	173	238
Other	413	433
Total current liabilities	2,021	2,208
Long-term debt (g)	9,568	10,380
Deferred income taxes	25	25
Long-term operating lease liabilities	523	537
Other long-term liabilities	908	891
Total liabilities	13,045	14,041
Redeemable noncontrolling interests in equity of consolidated subsidiaries	336	322
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 140,999,408 shares issued and outstanding at September 30, 2026, and 138,626,917 shares issued and outstanding at December 31, 2025	1	1
Additional paid-in capital	2,169	2,185
Accumulated other comprehensive loss	(18)	(9)
Accumulated deficit	(3,644)	(3,571)
Total Community Health Systems, Inc. stockholders’ deficit	(1,492)	(1,394)
Noncontrolling interests in equity of consolidated subsidiaries	219	235
Total stockholders’ deficit	(1,273)	(1,159)
Total liabilities and stockholders’ deficit	$12,108	$13,204

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$28	$516
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	328	317
Deferred income taxes	14	(261)
Stock-based compensation expense	7	7
Impairment and (gain) loss on sale of businesses, net (f)	(248)	(242)
Loss (gain) from early extinguishment of debt	12	(105)
Other non-cash expenses, net	118	134
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(113)	75
Supplies, prepaid expenses and other current assets	40	5
Accounts payable, accrued liabilities and income taxes	(160)	(86)
Other	(81)	(83)
Net cash (used in) provided by operating activities	(55)	277

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(54)	(1)
Purchases of property and equipment	(239)	(241)
Proceeds from disposition of hospitals and other ancillary operations	1,210	1,012
Proceeds from sale of property and equipment	-	8
Purchases of available-for-sale debt securities and equity securities	(87)	(107)
Proceeds from sales of available-for-sale debt securities and equity securities	80	87
Purchases of investments in unconsolidated affiliates	(1)	-
Increase in other investments	(15)	(53)
Net cash provided by investing activities	894	705

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(2)	(2)
Deferred financing costs and other debt-related costs	(8)	(9)
Proceeds from noncontrolling investors in joint ventures	1	2
Redemption of noncontrolling investments in joint ventures	-	(2)
Distributions to noncontrolling investors in joint ventures	(129)	(120)
Other borrowings	38	16
Issuance of long-term debt	-	2,470
Proceeds from ABL Facility	1,307	3,021
Repayments of long-term indebtedness	(2,151)	(6,272)
Net cash used in financing activities	(944)	(896)
Net change in cash and cash equivalents	(105)	86
Cash and cash equivalents at beginning of period	260	37
Cash and cash equivalents at end of period	$155	$123

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to September 30, 2026. There were no discontinued operations reported for the periods presented.
(b)
The following table provides information needed to calculate net (loss) income attributable to Community Health Systems, Inc. stockholders, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net (loss) income attributable to Community Health Systems, Inc. stockholders:
Net (loss) income	$(50)	$171	$28	$516
Less: Income attributable to noncontrolling interests	36	41	102	117
Net (loss) income attributable to Community Health Systems, Inc. stockholders — basic and diluted	$(86)	$130	$(74)	$399

(c)
EBITDA is a non-GAAP financial measure which consists of net (loss) income attributable to Community Health Systems, Inc. stockholders before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net (loss) income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net (loss) income attributable to Community Health Systems, Inc. stockholders from the Company’s condensed consolidated financial statements (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net (loss) income attributable to Community Health
Systems, Inc. stockholders	$(86)	$130	$(74)	$399
Adjustments:
(Benefit from) provision for income taxes	(3)	(173)	163	(13)
Depreciation and amortization	106	108	328	317
Net income attributable to noncontrolling interests	36	41	102	117
Interest expense, net	201	216	620	649
Loss (gain) from early extinguishment of debt	-	33	12	(105)
Impairment and (gain) loss on sale of businesses, net	14	21	(248)	(242)
Expense from government and other legal matters and related costs	12	-	12	-
Expense related to employee termination benefits and other restructuring charges	-	-	3	-
Expense from business transformation costs	-	-	-	9
Adjusted EBITDA	$280	$376	$918	$1,131

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Weighted-average number of shares outstanding - basic	136	134	135	133
Add effect of dilutive securities:
Stock awards and options	-	1	-	2
Weighted-average number of shares outstanding - diluted	136	135	135	135

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for the three and nine months ended September 30, 2026, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company generated net income for these periods, the effect of stock awards and options on the diluted shares calculation would have been an increase of 1,590,455 shares and 1,139,106 shares during the three and nine months ended September 30, 2026, respectively.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)
The following supplemental table reconciles net (loss) income attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net (loss) income per share (diluted), as reported	$(0.63)	$0.96	$(0.55)	$2.97
Adjustments:
Loss (gain) from early extinguishment of debt	-	0.19	0.08	(0.84)
Impairment and (gain) loss on sale of businesses, net	0.08	0.12	(0.77)	(0.98)
Expense from government and other legal matters and related costs	0.07	-	0.07	-
Expense related to employee termination benefits and other restructuring charges	-	-	0.02	-
Expense from business transformation costs	-	-	-	0.05
Net (loss) income per share (diluted), excluding adjustments	$(0.48)	$1.27	$(1.15)	$1.20

(f)
Both income from operations and net (loss) income included net non-cash expense of $14 million and $21 million for the three months ended September 30, 2026 and 2025, respectively, and net non-cash income of $248 million and $242 million for the nine months ended September 30, 2026 and 2025, respectively. The net non-cash income for the nine months ended September 30, 2026 was comprised of a gain on the divestiture of one hospital and the divestiture of a controlling interest in another hospital, partially offset by a net impairment charge to adjust the carrying value of long-lived assets at hospitals that were divested at a sales price below carrying value, and an impairment charge recorded to reduce the carrying value of several assets that were idled, disposed or held-for-sale. The net non-cash income for the nine months ended September 30, 2025 was comprised of a gain related to the divestiture of four hospitals, partially offset by (i) an impairment charge to adjust the carrying value of long-lived assets at two hospitals that were divested at a price below carrying value, and (ii) an impairment charge recorded to reduce the carrying value of several assets that were idled or disposed. These gains, losses and impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At September 30, 2026, the Company had no outstanding borrowings and approximately $745 million of additional borrowing capacity (after taking into consideration $32 million of outstanding letters of credit) under the ABL Facility.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2026. These projections update selected guidance provided on July 22, 2026 and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2026 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally. The following is provided as guidance to analysts and investors:

	2026 Projection Range
Net operating revenues (in millions)	$11,300	to	$11,500
Adjusted EBITDA (in millions)	$1,225	to	$1,275
Net loss per share - diluted	$(1.70)	to	$(1.60)
Weighted-average diluted shares (in millions)	136	to	136

The following assumptions were used in developing the 2026 guidance provided above:

•
The Company’s projections exclude the effect on net operating revenues, Adjusted EBITDA and net loss per share (diluted) of the following:
•
•
The impact of any future divestitures for which definitive agreement(s) have not yet been executed;
•
Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;
•
Potential grants received from the Rural Health Transformation Program;
•
Impairment of goodwill and long-lived assets;
•
Gains or losses and the associated tax impacts resulting from the sales of businesses;
•
Employee termination benefits and restructuring costs;
•
Resolution of government investigations or other significant legal settlements;
•
Costs incurred in connection with divestitures; and
•
Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•
Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 3.8% to 3.9% for 2026. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.
•
Interest expense is estimated to be between $820 million and $830 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be between $800 million and $810 million. Total fixed rate debt is expected to average approximately 98% of total debt during 2026.
•
Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.2% to 1.3% for 2026.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

•
Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.8% to 0.9% for 2026.

A reconciliation of the Company’s projected 2026 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2026
	Low	High
Net loss attributable to Community Health Systems, Inc.
stockholders (1)	$(231)	$(217)
Adjustments:
Depreciation and amortization	430	440
Interest expense, net	820	830
Provision for income taxes	71	77
Net income attributable to noncontrolling interests	135	145
Adjusted EBITDA (1)	$1,225	$1,275

(1) The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt and impairment and (gain) loss on sale of businesses, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•
Capital expenditures are projected as follows (in millions):

2026
Guidance
Total	$350	to	$400
•
Net cash provided by operating activities, including $10 million to $20 million of estimated cash payments for income taxes, net of refunds and excluding cash taxes on the sales of businesses, are projected as follows (in millions):

2026
Guidance
Total	$100	to	$300
•
Diluted weighted-average shares outstanding are projected to be approximately 136 million for 2026.

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CYH Announces Third Quarter 2026 Results

October 28, 2026

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, the current interest rate environment, current geopolitical instability (including as a result of ongoing geopolitical conflicts), impacts from the imposition of, or changes in tariffs, as well as the impact on us of financial, credit, capital, political, and legislative conditions, including any federal government shutdowns;
•
the impact of current and future healthcare public policy developments and the implementation of new, and possible changes to existing, federal, state or local laws, regulations and policies affecting the healthcare industry, including changes affecting the structure of or funding for the Medicare and Medicaid programs and changes in the structure and administration of federal and state agencies and programs;
•
changes by the federal and state governments to state Medicaid programs, including the extent and nature of structural and funding changes and manner in which any such changes are implemented, and other developments that affect the administration of health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges, and the expiration of the temporarily enhanced subsidies available for individuals to purchase coverage through Affordable Care Act marketplaces;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
judicial developments impacting the Company or the healthcare industry, including the potential impact of the recent decisions of the U.S. Supreme Court regarding the actions of federal agencies;
•
the potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces Third Quarter 2026 Results

October 28, 2026

•
our ability to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;
•
security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, including those experienced with respect to our information systems or the information systems of third parties with whom we conduct business, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
the development, adoption and use of emerging technologies, including artificial intelligence and machine learning;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
the effects related to the sequestration spending reductions pursuant to the Budget Control Act of 2011 and the potential for spending reductions under future legislation, including as may be required under the Pay-As-You-Go Act of 2010;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing and increased reimbursement denials by insurers;
•
the impact of competitive labor market conditions, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses arising from inflation and/or competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

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CYH Announces Third Quarter 2026 Results

October 28, 2026

•
changes in medical or other technology;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;
•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to realize expected benefits from acquisitions such as increased growth in patient service revenues;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors’ and officers’ liability insurance;
•
any lapse in appropriations, and any hold on or cancellation of congressionally authorized spending or interruptions in the distribution of government funds, and the timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, outbreaks of infectious diseases or other public health crises;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2026 and other public filings with the SEC.

The consolidated operating results for the three and nine months ended September 30, 2026, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2026 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-